Exhibit 99.3

Phase 1b/2 study of rebastinib (DCC-2036) in combination with paclitaxel: Preliminary safety, efficacy, pharmacokinetics, and pharmacodynamics in patients with advanced or metastatic solid tumors Filip Janku,1 Michael Birrer,2 Debra Richardson,3 Christina Chu,4 Sanjay Goel,5 Gege Tan,6 Bahar Matin,6 Keisuke Kuida,6 Rodrigo Ruiz-Soto,6 Erika Paige Hamilton7 1University of Texas MD Anderson Cancer Center, Houston, TX; 2University of Alabama at Birmingham Comprehensive Cancer Center, Birmingham, AL; 3Stephenson Cancer Center/Sarah Cannon Research Institute at the University of Oklahoma Health Sciences Center, Oklahoma City, OK; 4Fox Chase Cancer Center, Havertown, PA; 5Albert Einstein College of Medicine, Bronx, NY; 6Deciphera Pharmaceuticals, LLC, Waltham, MA; 7Sarah Cannon Research Institute and Tennessee Oncology, PLLC, Nashville, TN Abstract: B055 Circulating Ang-2 significantly increased in both dose cohorts (50 and 100 mg BID) by treatment with rebastinib in combination with paclitaxel (Figure 6) Figure 6. Angiopoietin-2 induction during rebastinib treatment *P<0.05; **P<0.001. P-values are based on Wilcoxon signed-rank test. The Ang-2 level in rebastinib-treated patients was assessed by standard Luminex methods. Plasma samples were collected from patients on the first dose of rebastinib (cycle 1 day 1), cycle 1 day 15, and cycle 2 day 1. The top of the column represents the mean, error bars indicate the standard deviation, and circles and triangles are individual measurements. Ang-2, angiopoietin-2; BID, twice daily; C, cycle; D, day; SD, standard deviation. INTRODUCTION Tunica interna endothelial cell kinase (TIE2) is a cell-surface receptor tyrosine kinase that is expressed in endothelial cells and a subset of macrophages, called TIE2-expressing tumor-associated macrophages (TEMs)1,2 In endothelial cells, the angiopoietin (Ang)/TIE2 signaling axis is a key regulator of angiogenesis and vascular remodeling1,3 TEMs are pro-angiogenic and immunosuppressive and are involved in tumor intravasation and metastasis (Figure 1)2,4 Intravasation occurs at microanatomical vascular sites called the tumor microenvironment of metastasis (TMEM), which are composed of a dedicated tumor cell, a TEM, and an endothelial cell (Figure 1)2,4 Chemotherapy, despite decreasing tumor size, may increase the risk of metastasis through promoting TMEM assembly and increasing the dissemination of tumor cells5 Figure 1. Metastasis-mediated tumor cell intravasation TAM, tumor-associated macrophage; TEM, TIE2-expressing tumor-associated macrophage; TIE2, tunica interna endothelial cell kinase; TMEM, tumor microenvironment of metastasis. Rebastinib (DCC-2036) is a novel tyrosine kinase switch control inhibitor that is a potent and selective picomolar inhibitor of TIE2 kinase activity In preclinical studies, rebastinib blocked the recruitment and function of TEMs and reversed chemotherapy-induced TMEM activity5,6 Rebastinib blocked primary tumor growth, inhibited metastatic growth, and extended survival in combination with paclitaxel or eribulin in a murine breast tumor model6 An investigator-initiated phase 1 study (NCT02824575) of rebastinib in combination with paclitaxel or eribulin mesylate in metastatic breast cancer began in 2016 and is ongoing; rebastinib 100 mg twice daily (BID) was selected as the recommended phase 2 dose (RP2D)7 Two Deciphera-sponsored phase 1b/2 studies are further assessing the safety, tolerability, antitumor activity, and pharmacokinetics of rebastinib in combination with paclitaxel (NCT03601897) or carboplatin (NCT03717415) in patients with advanced or metastatic solid tumors Here, we present data from the dose-escalation phase (Part 1) of the study of rebastinib in combination with paclitaxel METHODS Part 1 enrolled adults with locally advanced/metastatic solid tumors into 1 of 2 rebastinib dose cohorts (50 mg BID or 100 mg BID) using a parallel cohort design (Figure 2; Table 1 and 2) Figure 2. Overall study design Rebastinib 50 mg oral BID Paclitaxel 80 mg/m2 IV on Day 1, 8, and 15 of 28-day cycle 50-mg BID cohort Rebastinib 100 mg oral BID Paclitaxel 80 mg/m2 IV on Day 1, 8, and 15 of 28-day cycle 100-mg BID cohort Parallel cohort design Continue 28-day cycles until progression, toxicity, or withdrawal Determine RP2D At least 15 patients in a cohort have completed 2 cycles Part 1 Part 2a RP2D rebastinib+paclitaxel Triple-negative breast cancer Cohort 1 Inflammatory breast cancer Cohort 2 Ovarian cancer Cohort 3 Endometrial cancer Cohort 4 Enrolling patients with histologically confirmed advanced or metastatic solid tumors for which paclitaxel or (nab-) paclitaxel would be an appropriate treatment ClinicalTrials.gov: NCT03601897 aPart 2 uses a Simon 2-stage design. If >4 responses are seen in a cohort, additional patients will be enrolled for a total of up to 33 patients. If <4 responses are seen in a cohort, the cohort will be terminated. BID, twice daily; IV, intravenous infusion; RP2D, recommended phase 2 dose. Table 1. Key inclusion and exclusion criteria for Part 1 Inclusion criteria 18 years old Histologically confirmed diagnosis of locally advanced or metastatic solid tumor for which paclitaxel is considered an appropriate treatment Progressed despite standard therapies, or for whom conventional therapy is not considered effective or tolerable, as judged appropriate by the investigator 1 measurable lesion per RECIST v1.1 ECOG Performance Status score of 2 Adequate organ function and bone marrow reserve performed 14 days of first dose of study drug Exclusion criteria Prior anticancer therapy or other investigational therapy 28 days or 5x half-life Not recovered from toxicities from prior therapy to grade 1 (or baseline) Grade >1 peripheral neuropathy (any etiology) Known active CNS metastases Use of systemic corticosteroids within 7 days prior to first dose History or presence of clinically relevant cardiovascular abnormalities LVEF <50% at screening CNS, central nervous system; ECOG, Eastern Cooperative Oncology Group; LVEF, left ventricle ejection fraction; RECIST, response evaluation criteria in solid tumors.